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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jackson Products, Inc.

  We consent to the use of our reports on the consolidated financial statements of (i) Jackson Products, Inc. and subsidiaries dated April 16, 1998 and (ii) Jackson Holding Company and subsidiary dated March 27, 1998 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          -------------------------------
                                          KPMG Peat Marwick LLP

St. Louis, Missouri

August 11, 1998